UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2013

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4655 Great America Parkway
Santa Clara, California	95054
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 13, 2013, (i) Avaya Inc. (“Borrower”), the several subsidiary borrowers (the “Subsidiary Borrowers”) party thereto, Citicorp USA, Inc. and the lenders party thereto entered into Amendment No. 3 to Credit Agreement (the “ABL Amendment”), pursuant to which that certain Amended and Restated Credit Agreement, dated as of October 29, 2012, among Borrower, Avaya Holdings Corp. (“Holdings”), the Subsidiary Borrowers party thereto from time to time, Citicorp USA, Inc., the lenders party thereto from time to time and the other agents named therein (the “ABL Credit Agreement”), was amended, and (ii) Borrower, Citibank, N.A. and the lenders party thereto entered into Amendment No. 6 to Credit Agreement (the “Cash Flow Amendment” and, together with the ABL Amendment, the “Credit Facility Amendments”), pursuant to which that certain Third Amended and Restated Credit Agreement, dated as of December 21, 2012, among Borrower, Holdings, Citibank, N.A., the lenders party thereto from time to time and the other agents named therein (the “Cash Flow Credit Agreement”), was amended.

The terms of each of the Credit Facility Amendments permit the refinancing of all of Borrower’s outstanding 9.75% Senior Unsecured Notes due 2015 and 10.125%/10.875% Senior PIK Toggle Unsecured Notes due 2015 (collectively, the “Old Notes”), in each case, with indebtedness secured by a lien on the Collateral (as defined in the ABL Credit Agreement and the Cash Flow Credit Agreement, as applicable) ranking junior to the lien on the Collateral securing the obligations under the ABL Credit Agreement and the Cash Flow Credit Agreement, subject to certain other conditions and limitations set forth in the ABL Credit Agreement and the Cash Flow Credit Agreement, as applicable. Further, the terms of the ABL Amendment permit certain other obligations of Borrower and certain of its subsidiaries to be secured by the ABL Priority Collateral (as defined in the ABL Credit Agreement) on a junior-priority basis.

The foregoing description of the Credit Facility Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the ABL Amendment and the Cash Flow Amendment, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 8.01 Other Events

In addition, on February 19, 2013, Borrower issued a press release announcing the preliminary early results of its offer to eligible holders announced on February 1, 2013 to exchange any and all of the Old Notes for a new series of 10.50% Senior Secured Notes due 2021 (the “New Notes”), and obtain consents to certain proposed amendments to the indenture governing the Old Notes. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this report on Form 8-K does not constitute an offer to purchase, the solicitation of an offer to purchase, or a solicitation of tenders. The New Notes have not been and will not be registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction subject to, the registration requirements of the Securities Act and any applicable state securities laws.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Name

10.1

Amendment No.3 to Credit Agreement, dated as of February 13, 2013, among Avaya Inc., the several Subsidiary Borrowers party thereto, Citicorp USA, Inc., as Administrative Agent, and the lenders party thereto

10.2	Amendment No. 6 to Credit Agreement, dated as of February 13, 2013, among Avaya Inc., Citibank, N.A., as Administrative Agent, and the lenders party thereto

99.1	Press Release, dated February 19, 2013, entitled “Avaya Announces Preliminary Early Results of Exchange Offer”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: February 19, 2013	By:	/s/ David Vellequette
Name: David Vellequette
Title: Chief Financial Officer